Exhibit 10.15

MANAGEMENT RESTRICTED UNIT AGREEMENT

     THIS MANAGEMENT RESTRICTED UNIT AGREEMENT (as it may be amended and in effect from time to time in accordance with the terms hereof, the “Agreement”), dated as of October 8, 2004, is made by and among Burger King Holdings, Inc., a Delaware corporation (or any Successor thereto, the “Company”), Burger King Corporation, a Florida corporation (or any Successor thereto, “Burger King”), and the individual whose name appears on the signature page hereof (the “Grantee”).

W I T N E S S E T H:

     WHEREAS, the Company offered certain executives and other senior management employees of the Company Group, including the Grantee, the right to acquire Common Stock and to receive an award of restricted units on the terms and subject to the conditions set forth in the Offering Memorandum and the Equity Incentive Plan;

     WHEREAS, pursuant to the Employment Agreement dated as of February 24, 2004 between Burger King and the Grantee, as amended by that certain Amendment to Employment Agreement dated June 8, 2004 (collectively, the “Employment Agreement”), the Grantee is entitled to receive a bonus for the 2004 fiscal year of $400,000, which bonus will be paid as a grant of restricted units under the Equity Incentive Plan;

     WHEREAS, on September 17, 2004, Burger King awarded the Grantee a bonus for its 2004 fiscal year in the aggregate amount set forth on the signature page hereof (the “Bonus Amount”);

     WHEREAS, pursuant to the Employment Agreement, the Company has authorized the grant to the Grantee of the number of restricted units set forth on the signature page hereof (each, a “Restricted Unit” and, collectively, the “Restricted Units”) in satisfaction and in lieu of any cash payment that the Grantee may have been entitled to receive from the Company Group with respect to the Employment Agreement and the Equity Incentive Plan;

     WHEREAS, by his acceptance of this grant of Restricted Units, the Grantee acknowledges and confirms that such grant is being made in accordance with the Employment Agreement and the Equity Incentive Plan and is in satisfaction and in lieu of any right the Grantee may have had to receive a cash payment of the Bonus Amount; and

     WHEREAS, the Company, Burger King and the Grantee desire to enter into this Agreement to evidence and confirm the grant of the Restricted Units to the Grantee on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, to evidence the grant of the Restricted Units described herein to the Grantee, and to set forth the terms and conditions governing such Restricted Units, the Company, Burger King and the Grantee hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

     Section 1.1 Certain Definitions. As used in the Agreement, the following terms shall have the following meanings.

      “Board” means the Board of Directors of the Company.

     “Bonus Amount” has the meaning assigned thereto in the preamble to this Agreement.

      “Burger King” has the meaning assigned thereto in the preamble to this Agreement.

     “Cause” means the Grantee’s (A) failure or refusal to reasonably and substantially perform the duties of his employment with the Company Group (other than due to illness or injury), (B) gross negligence, willful misconduct or insubordination in connection with such duties, (C) dishonesty, fraud, embezzlement, misappropriation of funds or theft, (D) conviction of, or plea of nolo contendere to, a felony or other serious crime or (E) breach of any of his material obligations under any written agreement with any member of the Company Group or violation of any policy or code of ethics or conduct of any such member; provided that if the Grantee is party to an employment agreement with a member of the Company Group at the time of his Termination of Active Service and such agreement contains a different definition of “cause,” the definition in such employment agreement will control for purposes of this Agreement.

     If, subsequent to the Grantee’s Termination of Active Service Without Cause, the Board determines that the Grantee’s employment could have been terminated for Cause, the Grantee’s employment will, at the election of the Board, be deemed to have been terminated for Cause, effective as of the date the events giving rise to Cause occurred.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Committee” means the committee of the Board designated by the Board to administer the Equity Incentive Plan or, at any time that no committee has been designated, the Board.

     “Common Stock” means the common stock of the Company, par value $0.01 per share, or any equity securities into or for which such common stock may be converted or exchanged in connection with an Adjustment Event.

     “Company” has the meaning assigned thereto in the preamble to this Agreement.

     “Company Group” means, collectively, Burger King, its direct and indirect Subsidiaries and any Affiliate of Burger King specifically designated as a member of the Company Group by the Committee.

      “Disability” means (i) a physical or mental condition entitling the Grantee to benefits under the long-term disability policy of the Company Group covering the Grantee or (ii) in the absence of any such plan, a physical or mental condition of the Grantee rendering him unable to perform his duties for the Company Group for a period of six (6) consecutive months or longer; provided that if the Grantee is party to an employment agreement with a member of the Company Group at the time of his termination of employment and such agreement contains a different definition of “disability” (or any derivation thereof), the definition in such employment agreement will control for purposes of this Agreement. The Grantee’s employment shall be deemed to have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy or the date the Committee determines the Grantee has become disabled under the foregoing clause (ii), subject to any disability provisions of the Grantee’s employment agreement.

     “Employment Agreement” has the meaning assigned thereto in the preamble to this Agreement.

     “Equity Incentive Plan” means the Burger King Holdings, Inc. Equity Incentive Plan, as the same may be amended and in effect from time to time.

     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

     “Good Reason” means the Termination of Active Service by the Grantee within 30 days following the occurrence, without Grantee’s consent, of any of the events described in Section 8(d) of the Employment Agreement.

      “Grant Date” means September 17, 2004, the effective date on which the Restricted Units evidenced hereby are granted to the Grantee, as provided in Section 2.2.

     “Grant Date Share Price” means the Market Value per share of Common Stock as of the Grant Date, as determined by the Committee pursuant to the Equity Incentive Plan, subject to adjustment in accordance with the Equity Incentive Plan and this Agreement.

     “Initial Public Offering” or “IPO” means the effective date of a registration statement (other than a registration statement on Form S-4 or S-8, or any successor form) filed in connection with a registered public offering of equity securities of the Company following which at least 15% of the equity securities of the Company have been publicly distributed or sold or are being actively traded on a national securities exchange or quoted on an interdealer quotation system.

     “Lock-Up Period” means the 20 days prior and the 180 days (or such longer period as the applicable underwriters may specify) following the effective date of any registration statement filed by the Company or Burger King in connection with an underwritten public offering of any capital stock of the Company or Burger King.

     “Management Shareholders Agreement” means the management subscription and shareholders agreement entered into by the Company, Burger King and a participant in the Equity Incentive Plan setting forth the terms and conditions applicable to any shares of Common Stock acquired by such participant prior to an Initial Public Offering, including any shares of

Common Stock received in settlement of Restricted Units granted under the Equity Incentive Plan, which agreement shall be in such form as the Committee shall approve.

     “Market Value” means, as of the applicable date of determination, the fair market value of a share of Common Stock, as determined by the Committee, in good faith, based on such factors as the Committee deems appropriate; provided that, following an Initial Public Offering, the Market Value of a share of Common Stock shall be the closing price for a share (or the average of the last bid and ask prices for a Share, if applicable) on the last trading day prior to the day as of which Market Value is determined on the principal securities exchange on which the Common Stock is then listed for trading or the principal interdealer quotation system on which the Common Stock is then quoted for trading (or, if the Common Stock is not traded or quoted on such day, on the last day the Common Stock is traded on such exchange or quoted on such interdealer system).

     “Offering Memorandum” means the Confidential Offering Memorandum, dated July 11, 2003, as supplemented, with respect to, among other things, the offer to the Grantee of the opportunity to receive the grant of Restricted Units evidenced by the Agreement.

     “Post-IPO Settlement Date” has the meaning assigned thereto in Section 4.2.

     “Restricted Unit” has the meaning assigned thereto in the preamble to this Agreement. Each Restricted Unit provides the Grantee the right to receive one Settlement Share (subject to adjustment in accordance with the Equity Incentive Plan and this Agreement) on the terms and subject to the conditions in this Agreement and the Equity Incentive Plan.

     “Retirement” means the Grantee’s Termination of Active Service at or after the later of (i) his 65th birthday and (ii) his completion of five years of employment with the Company Group.

     “Securities Act” means the U.S. Securities Act of 1933, as amended.

     “Settlement Share” means a share of Common Stock to be transferred to the Grantee in settlement of a Vested Restricted Unit granted hereunder, subject to all applicable terms and conditions of, and as may be adjusted in accordance with, this Agreement and the Equity Incentive Plan.

     “Termination of Active Service” means the termination of the Grantee’s active employment with the Company Group for any reason, including the Grantee’s resignation, death, Disability or Retirement or termination by the member of the Company Group that employs the Grantee Without Cause or for Cause.

     “Termination Date” means the date of the Grantee’s Termination of Active Service.

     “Transfer” means any direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation, gift, testamentary transfer or other encumbrance or other disposition of any interest, including the grant of an option or other right in respect of such interest, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law; and “Transferred”, “Transferee” and “Transferability” shall each have a correlative meaning.

     “Vested” means, with respect to a Restricted Unit and the Settlement Share covered thereby, that the Grantee’s right to receive one Settlement Share in settlement of such Restricted Unit in accordance with the Equity Incentive Plan and Article III is no longer subject to forfeiture, other than in connection with a Termination of the Active Service of the Grantee for Cause; provided that (x) the Grantee’s right to Transfer Settlement Shares may continue to be subject to restriction during any period prior to an Initial Public Offering and (y) the Grantee shall not be permitted to Transfer any Settlement Shares during any Lock-Up Period. The terms “Vesting”, “Vest” and other derivations of the term vested shall have correlative meanings.

     “Vesting Date” means March 1, 2006.

     “Without Cause” means the Grantee’s Termination of Active Service by the member of the Company Group that employs the Grantee, other than any such termination by such member of the Company Group for Cause or due to the Grantee’s death, Disability or Retirement.

     Section 1.2 Other Capitalized Terms. All capitalized terms used herein and not defined shall have the meanings set forth in the Equity Incentive Plan.

     Section 1.3 Other Interpretive Provisions.

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

     (c) The term “including” is not limiting and means “including without limitation.”

     (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

GRANT OF RESTRICTED UNITS

     Section 2.1 Confirmation of Grant. The Company hereby evidences and confirms its grant to the Grantee, effective as of the Grant Date, of the number of Restricted Units set forth on the signature page hereof, each such Restricted Unit providing the Grantee the right to receive one Settlement Share, on and subject to the terms and conditions of, and as may be adjusted in accordance with, this Agreement and the Equity Incentive Plan. This Agreement is subordinate to, and the terms and conditions of the Restricted Units granted hereunder and the Settlement Shares are subject to, the terms and conditions of the Equity Incentive Plan. If there is any inconsistency between the terms hereof and the terms of the Equity Incentive Plan, the terms of the Equity Incentive Plan shall govern.

     Section 2.2 Grant Date Share Price. The Grant Date Share Price used to calculate the number of Restricted Units granted to the Grantee hereby is $100.00. Accordingly, the number of Restricted Units granted to the Grantee pursuant to this Agreement is equal to the quotient of (i) the Bonus Amount, divided by (ii) the Grant Date Share Price, rounded down to the nearest whole number.

ARTICLE III

VESTING OF RESTRICTED UNITS

     Section 3.1 Vesting Schedule. The Restricted Units shall become Vested on the Vesting Date, provided that the Grantee continues in the active employment of the Company Group from the Grant Date to the Vesting Date.

     Section 3.2 Acceleration of Vesting Upon Certain Terminations. Notwithstanding Section 3.1, in the event of the Grantee’s Termination of Active Service prior to the Vesting Date Date Without Cause, for Good Reason or due to the Grantee’s Retirement, Disability or death, all then outstanding Restricted Units shall become fully Vested on and as of the Grantee’s Termination Date.

     Section 3.3 Discretion. The Committee may accelerate the Vesting or exercisability of any Restricted Unit, all Restricted Units or any class of Restricted Units, at any time and from time to time.

ARTICLE IV

SETTLEMENT OF RESTRICTED UNITS; TERMINATION OF SERVICE

     Section 4.1 Settlement Prior to an IPO. Prior to an IPO, Restricted Units shall be settled, to the extent Vested on and as of the Grantee’s Termination Date, following the Grantee’s Termination of Active Service and any then outstanding Restricted Units that are not Vested shall be immediately forfeited and shall terminate and expire on and as of such Termination Date. As soon as reasonably practicable following the Grantee’s Termination of Active Service as of a Termination Date that occurs prior to an Initial Public Offering, subject to Sections 4.3, 4.4, 4.5 and 4.6, the Company shall transfer to the Grantee, in full and complete satisfaction of all of the obligations of the Company and the Company Group and the rights of the Grantee in respect of all of the Restricted Units granted hereunder, a stock certificate, registered in the name of the Grantee, for a number of Settlement Shares equal to the number of such Restricted Units that are Vested and outstanding on and as of the Grantee’s Termination Date.

     Section 4.2 Settlement From and After an IPO. From and after an IPO, Restricted Units, to the extent Vested on the Post-IPO Settlement Date, shall be settled following such date and any then outstanding Restricted Units that are not Vested shall be immediately forfeited and shall terminate and expire on and as of the Post-IPO Settlement Date. As soon as reasonably practicable following the Post-IPO Settlement Date, subject to Sections 4.4, 4.5 and 4.6, the Company shall transfer to the Grantee, in full and complete satisfaction of all of the obligations of the Company and the Company Group and the rights of the Grantee in respect of all Restricted Units granted hereunder, a stock certificate, registered in the name of the Grantee, for a number of Settlement Shares equal to the number of Restricted Units that are Vested and outstanding on and as of the Post-IPO Settlement Date.

     For purposes of this Section 4.2, the term “Post-IPO Settlement Date” means the earlier of (i) in the event of the Grantee’s Termination of Active Service as of a Termination Date that occurs on or after an IPO, the Termination Date and (ii) the later of (x) the date all of the Restricted Units granted hereunder become Vested and (y) the expiration of any Lock-Up Period applicable to an Initial Public Offering.

     Section 4.3 Conditions to Settlement Prior to an IPO; Repurchase of Settlement Shares. On or before the transfer of any Settlement Shares in settlement of Vested Restricted Units prior to an Initial Public Offering and as a condition to the Grantee’s right to receive any Settlement Shares or other consideration in settlement thereof, the Company and the Grantee shall enter into (or shall have previously entered into) a Management Shareholders Agreement with respect to the Settlement Shares to be transferred upon such settlement, which shall provide, among other things, for restrictions on Transfer of the Settlement Shares and the right of the Company to repurchase Settlement Shares on election by the Company or to require the Grantee to sell the Settlement Shares in the event of certain sales of Common Stock by the other shareholders of the Company.

     Section 4.4 Termination for Cause. Notwithstanding any other provision herein, in the event of the Grantee’s Termination of Active Service for Cause, all of the Restricted Units granted hereunder (whether or not then Vested) shall terminate and be canceled and forfeited automatically and immediately upon the delivery of written notice of such termination to the Grantee without the Transfer of any Settlement Shares or payment of any other consideration to the Grantee, provided that, solely with respect to any such Restricted Units that are Vested on and as of the Grantee’s Termination Date (determined without regard to the Grantee’s Termination of Active Service as of such date), the Grantee will be entitled to a cash payment, in full and complete satisfaction of all of the obligations of the Company and the Company Group and the rights of the Grantee in respect of all of the Restricted Units granted hereunder, equal to the lesser of (i) the product of (x) the Grant Date Share Price, multiplied by (y) the number of such Vested Restricted Units and (ii) the aggregate Market Value of the Settlement Shares subject to such Vested Restricted Units as of the Grantee’s Termination Date.

     Section 4.5 Condition to Settlement; Satisfaction of Withholding Taxes. (a) In General. Whenever Settlement Shares are to be issued and Transferred to the Grantee in settlement of Vested Restricted Units, the Company may require the Grantee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements as a condition to the issuance and Transfer of such Settlement Shares.

     (b) Alternative Methods to Satisfy Withholding Taxes. The Grantee may pay up to the minimum statutory tax withholding amount due in respect of any settlement of Vested Restricted Units either (i) in cash, by certified check, bank cashier’s check or wire transfer or (ii) subject to the prior written approval of the Committee, (x) in shares of Common Stock that have been owned by the Grantee on an unconditional basis for at least six months prior to the effective date of settlement or (y) by requesting the Company withhold Settlement Shares that would otherwise be issued and Transferred to the Grantee in connection with such settlement of Vested Restricted Units; provided that the aggregate amount of such cash, the Market Value of any shares of Common Stock tendered and/or the Market Value of any Settlement Shares withheld, in either case, as of the date of settlement of the Restricted Units, is equal to the full minimum statutory tax withholding amount payable by the Grantee in connection with such settlement.

     (c) Conditions: Holding Period and Committee Approval. The Grantee’s right to tender previously owned shares of Common Stock or to have the Company withhold Settlement Shares that would otherwise be issued and Transferred to the Grantee in settlement of any Vested

Restricted Units, in any such case, to satisfy all or any portion of the Grantee’s minimum statutory tax withholding obligations is subject to the following conditions.

     (i) The Grantee’s receipt of the prior written approval of the Committee, which approval may be withheld for any reason or no reason and may be withheld from the Grantee without regard to the Committee’s treatment of other requests. The Committee’s approval with respect to the settlement of any Vested Restricted Units of the Grantee at one time will not constitute approval with respect to settlement of any other Vested Restricted Units of the Grantee.

     (ii) Previously owned shares of Common Stock may be tendered only if the Grantee has owned such shares on an unconditional basis for at least six months prior to the date of his request to the Committee to tender such shares.

     (iii) No tax amount in excess of the minimum amount required to be withheld by the Company Group under the applicable statutory tax provisions then in effect may be satisfied by the Grantee by tendering previously owned shares and/or having Settlement Shares withheld.

     (d) Grantee’s Request for Approval. If the Grantee wishes to satisfy all or any portion of his minimum statutory tax withholding obligations with respect to the settlement of his Vested Restricted Units hereunder (i) by tendering shares of Common Stock that have been owned by the Grantee for at least six months prior to the effective date of settlement and/or (ii) by having the Company withhold Settlement Shares that would otherwise be issued and Transferred upon such settlement, the Grantee shall submit a written request to the Committee prior to any proposed date for settlement of Vested Restricted Units hereunder for the Committee’s approval to tender such shares and/or have such Settlement Shares withheld, as the case may be. Such written request shall (i) specify the percentage or dollar amount of such minimum statutory tax withholding that the Grantee wishes to satisfy by tendering previously owned shares of Common Stock and/or having Settlement Shares withheld, as the case may be, (ii) include the Grantee’s representation to the effect that, as of the date of such request, the Grantee has unconditionally owned any shares of Common Stock that he proposes to tender for at least six months and (iii) include such supporting documentation or other evidence as the Committee may request to evidence the Grantee’s unconditional ownership of any such shares of Common Stock as of the date of such request and for the six month period preceding such date.

     (e) Payment in Shares. Any payment in satisfaction of minimum statutory withholding taxes to be made in shares of Common Stock shall be effected by delivery by the Grantee of the certificate(s) for such shares to the Vice President of Total Rewards of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Vice President of Total Rewards of the Company shall require from time to time.

     (f) Value of Tendered/Withheld Shares. Any shares of Common Stock tendered or Settlement Shares withheld to satisfy the Grantee’s minimum statutory tax withholding obligations will be valued at the Market Value of such shares on the effective date of the corresponding settlement of Vested Restricted Units.

     Section 4.6 Discretionary Termination or Settlement of Restricted Units pursuant to the Equity Incentive Plan. Notwithstanding any other provision of this Agreement, all or any portion of the Restricted Units may be terminated or otherwise settled upon or in connection with a Change in Control in accordance with the Equity Incentive Plan.

ARTICLE V

NO TRANSFER OF RESTRICTED UNITS

     Section 5.1 Restrictions on Transfer. During the Grantee’s lifetime, the Grantee may not Transfer any Restricted Units or any rights in respect thereof. Transfer of Settlement Shares transferred to the Grantee in settlement of Restricted Units will be subject to the Management Shareholders Agreement. Upon the death of the Grantee, all of the Restricted Units that are Vested as of the Grantee’s date of death will be settled by transfer of Settlement Shares to the executors or administrators of the Grantee’s estate or to any person or persons who shall have acquired the right to receive a transfer of such Settlement Shares by will or by the laws of descent and distribution. No such Transfer to any executor or administrator of the Grantee’s estate or to any person or persons by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the Transfer and (b) the written agreement of the Transferee to comply with all the terms and conditions applicable to the Vested Restricted Units and any Settlement Shares transferred in settlement of such Vested Restricted Units that are or would have been applicable to the Grantee, including the requirement to enter into a Management Shareholders Agreement as a condition to the Transfer of any Settlement Shares in settlement of Vested Restricted Units.

     Section 5.2 Share Certificates. Certificates for Settlement Shares Transferred to the Grantee in settlement of Vested Restricted Units prior to an Initial Public Offering shall bear such legends as the Committee shall determine, including the following:

“THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS, RESTRICTIONS AGAINST TRANSFER AND REPURCHASE RIGHTS) CONTAINED IN THE BURGER KING HOLDINGS, INC. EQUITY INCENTIVE PLAN AND A MANAGEMENT SUBSCRIPTION AND SHAREHOLDERS AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES, BURGER KING CORPORATION AND BURGER KING HOLDINGS, INC. COPIES OF THE PLAN AND AGREEMENT ARE ON FILE IN THE OFFICE OF THE SECRETARY OF BURGER KING HOLDINGS, INC., AT [ADDRESS].

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE OR NON-U.S. SECURITIES LAWS AND

MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (I)(A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (II) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE AND NON-U.S. SECURITIES LAWS OR AN EXEMPTION THEREFROM.”

ARTICLE VI

GRANTEE’S REPRESENTATIONS, WARRANTIES AND COVENANTS.

     Section 6.1 Investment Intention. The Grantee represents and warrants that the Restricted Units have been, and any Settlement Shares will be, acquired by him solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee agrees that the Grantee will not, directly or indirectly, Transfer or otherwise dispose of all or any of the Restricted Units or any of the Settlement Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any of the Restricted Units or any of the Settlement Shares), except, in the case of the Settlement Shares, in compliance with the Securities Act and the rules and regulations of the Commission thereunder, and in compliance with applicable state securities or “blue sky” laws and non-U.S. securities laws. The Grantee further understands, acknowledges and agrees that none of the Settlement Shares may be Transferred or otherwise disposed of unless the provisions of the related Management Shareholders Agreement shall have been complied with or have expired.

     Section 6.2 Securities Law Matters. The Grantee acknowledges receipt of advice from the Company that (i) the Settlement Shares have not been registered under the Securities Act or qualified under any state securities or “blue sky” or non-U.S. securities laws, (ii) it is not anticipated that there will be any public market for the Settlement Shares, (iii) the Settlement Shares must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Settlement Shares unless the Settlement Shares are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 is not presently available with respect to sales of securities of the Company and the Company has made no covenant to the Grantee to make Rule 144 available, (v) when and if the Settlement Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) the Company does not plan to file reports with the Commission or make public information concerning the Company available, (vii) if the exemption afforded by Rule 144 is not available, sales of the Settlement Shares may be difficult to effect because of the absence of public information concerning the Company and a public market for securities of the Company,

(viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Settlement Shares and (ix) a notation shall be made in the appropriate records of the Company indicating that the Settlement Shares are subject to restrictions on transfer set forth in this Agreement and the Management Shareholders Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Settlement Shares.

     Section 6.3 Ability to Bear Risk. The Grantee covenants that (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Restricted Units and Settlement Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee’s investment in the Restricted Units and Settlement Shares.

     Section 6.4 Restrictions on Sale upon Public Offering. The Grantee agrees that, in the event that the Company or Burger King files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Grantee will not effect any public sale or distribution of any shares of Common Stock, including but not limited to, pursuant to Rule 144 or Rule 144A under the Securities Act, during the 20 days prior to and the 180 days (or such longer period as may be specified by the underwriters) after the effective date of such registration statement. The Grantee further understands and acknowledges that any sale, transfer or other disposition of the Settlement Shares by him following a public offering will be subject to compliance with, and may be limited under, the federal securities laws and/or state “blue sky” and/or non-U.S. securities laws.

     Section 6.5 Section 83(b) Election. The Grantee agrees that, within 20 days following the date on which any Vested Restricted Units are settled by Transfer to the Grantee of Settlement Shares that occurs prior to an Initial Public Offering, the Grantee shall give notice to the Company as to whether the Grantee has made or intends to make an election pursuant to Section 83(b) of the Code with respect to the Settlement Shares so Transferred on such date, and acknowledges that the Grantee will be solely responsible for any and all U.S., state, local and non-U.S. income and other tax liabilities payable by the Grantee in connection with the settlement of any Restricted Units or the Transfer or receipt of any Settlement Shares or attributable to the Grantee’s making or failing to make such an election.

     Section 6.6 Withholding. Whenever Settlement Shares are to be issued or any other consideration is to be paid on settlement of Vested Restricted Units or otherwise, the Company may require the Grantee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding requirements as a condition to the issuance of such Settlement Shares or payment of other consideration.

ARTICLE VII

CAPITAL ADJUSTMENTS

     If the event of any change in the number, class or type of shares of Common Stock outstanding or other change in the capitalization of the Company by reason of an Adjustment Event, the Committee may make such adjustments as it determines are appropriate to the number of Restricted Units and/or Settlement Shares and/or the class or type of shares of capital stock or other equity securities covered by then outstanding Restricted Units and, if applicable, the Grant Date Share Price of each Restricted Units then outstanding.

     In the event of any adjustment to the class or type of shares or other equity securities subject to outstanding Restricted Units or Settlement Shares, references herein will be deemed to refer to such different class or type of shares of capital stock or other equity securities.

ARTICLE VIII

MISCELLANEOUS

     Section 8.1 Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the parties at the following addresses (or at such other address for the parties as shall be specified by like notice):

if to the Company:
Burger King Holdings, Inc. 301 Commerce Street Suite 3300 Fort Worth, Texas 76102 Attention: Richard A. Ekleberry, Esq. Telephone: 817-871-4080 Fax: 817-871-4088 E-mail: rekleberry@texpac.com with a copy (which shall not constitute notice) to:

Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, NY 10006
Attention:	Michael L. Ryan, Esq. Michael A. Gerstenzang, Esq.
Telephone:	212-225-2000
Fax:	212-225-3999
E-mail:	mryan@cgsh.com
mgerstenzang@cgsh.com

if to Burger King:

Burger King Corporation
5505 Blue Lagoon Drive
Miami, FL 33126
Attention:	Executive Vice President-Human Resources
General Counsel
Telephone:	305-378-3755
305-378-7213
Fax:	305-378-3189
305-378-3330
E-mail:	psmith@whopper.com
eromero@whopper.com

if to the Grantee, to the address set forth on the signature page hereof.

     Section 8.2 No Rights as Stockholder. The Grantee shall have no voting or other rights as a stockholder of the Company with respect to any Settlement Shares covered by the Restricted Units until the settlement of the Restricted Units and the issuance of a certificate or certificates to the Grantee for such Settlement Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     Section 8.3 Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

     Section 8.4 Waiver; Amendment.

     (a) Waiver. Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver or such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

     (b) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Grantee, the Company and Burger King

     Section 8.5 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company, Burger King or the Grantee without the prior written consent of the other parties.

     Section 8.6 Governing Law. THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     Section 8.7 Jurisdiction. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF FLORIDA (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF FLORIDA, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

     Section 8.8 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE GRANTEE WAIVES, AND COVENANTS THAT THE GRANTEE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE GRANTEE, THE COMPANY OR BURGER KING IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company and Burger King may file an original counterpart or a copy of this Section 9.8 with any court as written evidence of the consent of the Grantee to the waiver of his right to trial by jury.

     Section 8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     Section 8.10 Grantee’s Acknowledgement. The Grantee hereby acknowledges receipt of a copy of the Equity Incentive Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of this Agreement, the Equity Incentive Plan and the Management Shareholders Agreement shall be final and conclusive.

     Section 8.11 Severability. The provisions in this Agreement are severable and if any provision is determined to be prohibited or unenforceable in any jurisdiction, the remaining provisions shall nevertheless be binding and enforceable.

     IN WITNESS WHEREOF, the Company, Burger King and the Grantee have executed this Agreement as of the date first above written.

BURGER KING HOLDINGS, INC.

By:

Name:
Title:

BURGER KING CORPORATION

By:

Name:
Title:

THE GRANTEE

	By:	/s/JOHN W. CHIDSEY

Full Bonus Amount: $400,000		Name:	John W. Chidsey

Number of Restricted Units: 4,000
ADDRESS: